Registration No. 333-264388

Filed Pursuant to Rule 433

Dated December 4, 2023

MAX

Products Resources About Contact Us

MAX™ S&P 500® 4X Leveraged ETNs

XXXX

The return on the MAX™ SPX 500® 4X Leveraged ETNs is linked to a four times leveraged participation in the daily performance of the S&P 500® Total Return Index, minus the applicable fees and charges. The ETNs are not "buy and hold" investments and should not be expected to provide a four times leveraged return of the underlying index's cumulative return for periods greater than a day.

4X

Product Details

Sector	**US Large-Cap Market**

10.112.105.67:8082/product/XXXX.P/ 1/10

Ticker	XXXX
Intraday Indicative Note Value Ticker	XXXXIV
Index Ticker	SPXT
CUSIP	063679567
Issue Date	December 7, 2023
Maturity Date	November 30, 2043

Daily Market Data

Closing Indicative Value	$
Market Capitalization	$
ETNs Outstanding	160,000

Documents

Fact Sheet	**Download Fact Sheet**
Prospectus	**Link to Prospectus**

Risk Considerations

10.112.105.67:8082/product/XXXX.P/ 2/10

11/16/23, 3:03 PMXXXX | MAX? SPX 500 4X Leveraged ETNs | MAX ETNs10.112.105.67:8082/product/XXXX.P/3/10Key RisksAn investment in the MAX 4X Leveraged ETNs Linked to the S&P 500 Index (4x ETNs)involves risks. Key risks are summarized here, but we urge you to read the more detailedexplanation of risks described under "Risk Factors" in Bank of Montreal's pricingsupplement for these securities. Capitalized terms used but not dened herein have themeanings set forth in such pricing supplement.You may lose some or all of your principal - The 4x ETNs do not guarantee any returnon your initial investment. The 4x ETNs are leveraged notes, which means they areexposed to the risk of four times any decrease in the level of the Index, compoundeddaily. Due to leverage, the 4x ETNs are very sensitive to changes in the level of the Indexand the path of such changes. Because the Daily Investor Fee and the Daily FinancingCharge reduce your nal payment, the level of the Index, measured as a component ofthe Closing Indicative Note Value during the Final Measurement Period, CallMeasurement Period or Redemption Measurement Period, will need to increase by anamount at least equal to the percentage of the principal amount represented by the DailyInvestor Fee, the Daily Financing Charge and any Redemption Fee Amount in order foryou to receive an aggregate amount at maturity, upon a call or redemption that is equalto at least the principal amount. You may lose some or all of your investment at maturityor call, or upon early redemption.Credit of issuer - The 4x ETNs are senior unsecured debt obligations of the issuer, Bankof Montreal, and are not, either directly or indirectly, an obligation of any third party. Anypayment to be made on the 4x ETNs, including any payment at maturity, call or uponearly redemption, depends on the ability of Bank of Montreal to satisfy its obligations asthey come due. As a result, the actual and perceived creditworthiness of Bank ofMontreal will aect the market value, if any, of the 4x ETNs prior to maturity, call or earlyredemption. In addition, in the event Bank of Montreal defaults on its obligations, youmay not receive any amounts owed to you under the terms of the 4x ETNs.Correlation and compounding risk - A number of factors may aect the 4x ETNs' abilityto achieve a high degree of correlation with the performance of the Index, and the 4xETNs are not expected to achieve a high degree of correlation with the performance ofthe Index over periods longer than one day. The leverage is reset daily, the return on the4x ETNs is path dependent and you will be exposed to compounding of daily returns. As aTM®

11/16/23, 3:03 PMXXXX | MAX? SPX 500 4X Leveraged ETNs | MAX ETNs10.112.105.67:8082/product/XXXX.P/4/10result, the performance of the 4x ETNs for periods greater than one Index Business Daymay be either greater than or less than four times the Index performance, beforeaccounting for the Daily Investor Fee, the Daily Financing Charge and any Redemption FeeAmount.Path dependence - The return on the 4x ETNs will be highly path dependent.Accordingly, even if the level of the Index increases or decreases over the term of the 4xETNs, or over the term which you hold the 4x ETNs, the value of the 4x ETNs will increaseor decrease not only based on any change in the level of the Index over a given timeperiod, but also based on the volatility of the Index over that time period. The value of the4x ETNs will depend not only upon the level of the Index at maturity, upon call or uponearly redemption, but also on the performance of the Index over each day that you holdthe 4x ETNs. It is possible that you will suer signicant losses in the 4x ETNs, even if thelong-term performance of the Index is positive. Accordingly, the returns on the 4x ETNsmay not correlate with returns on the Index over periods of longer than one day.Long holding period risk - The 4x ETNs are intended to be daily trading tools forsophisticated investors and are designed to reect a leveraged long exposure to theperformance of the Index on a daily basis; however, their returns over dierent periodsof time can, and most likely will, dier signicantly from four times the return on a directlong investment in the Index. The performance of the 4x ETNs are very sensitive tochanges in the level of the Index, and returns on the 4x ETNs may be negatively aectedin complex ways by volatility of the Index on a daily or intraday basis. Accordingly, the 4xETNs should be purchased only by knowledgeable investors who understand thepotential consequences of investing in the Index and of seeking daily compoundingleveraged long investment results. Investors should actively and frequently monitor theirinvestments in the 4x ETNs, even intra-day. It is possible that you will suer signicantlosses in the 4x ETNs even if the long-term performance of the Index is positive (beforetaking into account the negative eect of the Daily Investor Fee and the Daily FinancingCharge, and the Redemption Fee Amount, if applicable).Potential total loss of value - If the Closing Indicative Note Value of the 4x ETNs is equalto or less than $0 on any Exchange Business Day, then the Closing Indicative Note Valueon all future Exchange Business Days will be $0. If the Intraday Indicative Note Value ofthe 4x ETNs is equal to or less than $0 at any time on any Index Business Day, then boththe Intraday Indicative Note Value of the 4x ETNs and the Closing Indicative Note Value on

11/16/23, 3:03 PMXXXX | MAX? SPX 500 4X Leveraged ETNs | MAX ETNs10.112.105.67:8082/product/XXXX.P/5/10that Exchange Business Day, and on all future Exchange Business Days, will be $0. If theIndicative Note Value is $0, the Cash Settlement Amount will be $0.Leverage risk - The 4x ETNs are leveraged instruments and, as a result, the 4x ETNs willbenet, or result in losses, on a leveraged basis, based on the daily performance of theIndex. Although the 4X ETNs provide four times leveraged participation in the dailyperformance of the Index, the eective intraday leverage of the 4x ETNs may be greateror less than 4.0 during any given Index Business Day, depending on whether the level ofthe Index increases or decreases. Volatility of the Index level may have a signicantnegative eect on the value of the 4x ETNs.A trading market for the 4x ETNs may not develop - The 4x ETNs are listed on theNYSE Arca under the symbol "XXXX." However, a trading market for the 4x ETNs may notdevelop. We are not required to maintain any listing of the 4x ETNs on the NYSE Arca orany other exchange.The Intraday Indicative Note Value is not the same as the trading price of the 4xETNs in the secondary market - The Intraday Indicative Note Value of the 4x ETNs willbe calculated and published every 15 seconds on each Exchange Business Day duringnormal trading hours on Bloomberg under the ticker symbol XXXXIV so long as no MarketDisruption Event has occurred or is continuing. The trading price of the 4x ETNs at anytime is the price at which you may be able to sell your 4x ETNs in the secondary market atsuch time, if one exists. The trading price of the 4x ETNs at any time may vary signicantlyfrom the Intraday Indicative Note Value of the 4x ETNs at such time.Paying a premium purchase price over the Intraday Indicative Note Value of the 4xETNs could lead to signicant losses in the event one sells such 4x ETNs at a timewhen such premium is no longer present in the marketplace or the 4x ETNs arecalled - Paying a premium purchase price over the Intraday Indicative Note Value of the4x ETNs could lead to signicant losses in the event one sells the 4x ETNs at a time whensuch premium is no longer present in the marketplace or if the 4x ETNs are called, inwhich case investors will receive a cash payment in an amount based on the arithmeticmean of the Closing Indicative Note Value of the 4x ETNs during the Call MeasurementPeriod. Before trading in the secondary market, you should compare the IntradayIndicative Note Value with the then-prevailing trading price of the 4x ETNs.Call right - We may elect to redeem all or a portion of the outstanding 4x ETNs at anytime. If we exercise our Call Right, the Call Settlement Amount may be less than the

11/16/23, 3:03 PMXXXX | MAX? SPX 500 4X Leveraged ETNs | MAX ETNs10.112.105.67:8082/product/XXXX.P/6/10principal amount of your 4x ETNs. Any exercise by us of our Call Right could present aconict between your interest in the 4x ETNs and our interests in determining whether tocall the 4x ETNs.Minimum redemption amount - You must elect to redeem at least 25,000 4x ETNs forus to repurchase your 4x ETNs, unless we determine otherwise or your broker or othernancial intermediary bundles your 4x ETNs for redemption with those of other investorsto reach this minimum requirement, and there can be no assurance that they can or willdo so. Therefore, your ability to elect redemption of the 4x ETNs may be limited.Your redemption election is irrevocable - You will not be able to rescind your electionto redeem your 4x ETNs after your redemption notice is received by us. Accordingly, youwill be exposed to market risk if the level of the Index decreases after we receive youroer and the Redemption Amount is determined. You will not know the RedemptionAmount at the time that you submit your irrevocable redemption notice.No interest payments or ownership rights - The 4x ETNs do not pay any interest. Youwill not have any ownership rights in the Index constituents, nor will you have any right toreceive dividends or other distributions paid to holders of the Index constituents, exceptas reected in the level of the Index.Potential conicts - We and our aliates play a variety of roles in connection with theissuance of the 4x ETNs, including acting as an agent of the issuer for the oering of the4x ETNs, making certain calculations and determinations that may aect the value of the4x ETNs and hedging our obligations under the 4x ETNs. Any prot in connection withsuch hedging activities will be in addition to any other compensation that we and ouraliates receive for the sale of the 4x ETNs, which creates an additional incentive to sellthe 4x ETNs to you. In performing these activities, our economic interests and those ofour aliates are potentially adverse to your interests as an investor in the 4x ETNs.Uncertain tax treatment - Signicant aspects of the tax treatment of the 4x ETNs areuncertain. You should consult your own tax advisor about your own tax situation.Bank of Montreal and its aliates do not provide tax advice, and nothing containedherein should be construed as tax advice. Please be advised that any discussion of U.S.tax matters contained herein (including any attachments): (i) is not intended or written tobe used, and cannot be used, by you for the purposes of avoiding U.S. tax-relatedpenalties, and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor.

Read more

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MAX™ Auto Industry -3X Inverse Leveraged ETNs

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MAX™ Auto Industry 3X Leveraged ETNs

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10.112.105.67:8082/product/XXXX.P/ 7/10

11/16/23, 3:03 PMXXXX | MAX? SPX 500 4X Leveraged ETNs | MAX ETNs10.112.105.67:8082/product/XXXX.P/8/10JETDView all productsMAX? Airlines-3X InverseLeveraged ETNsView productDisclaimersDisclaimerS&P, S&P 500, US 500 and The 500 are trademarks of Standard & Poor's FinancialServices LLC and Dow Jones is a registered trademark of Dow Jones Trademark HoldingsLLC ("Dow Jones"). These trademarks have been licensed for use by S&P. and sublicensedfor certain purposes by the Issuer. The S&P 500 Index (the "Index") is a product of S&Pand/or its aliates and has been licensed for use by the Issuer. The ETNs are notsponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones,Standard and & Poor's Financial Services LLC or any of their respective aliates(collectively, "S&P Dow Jones Indices"). S&P Dow Jones Indices make no representation orwarrantyexpressorimpliedtotheholdersoftheETNsoranymemberofthepublic®®®®Read more

How to buy

Sophisticated Investors **Financial Professionals**

MAX™ ETNs can be purchased on most trading platforms during normal trading hours, just like many other public securities. Simply search for the ticker symbol of the MAX™ product you want to buy and follow the instructions to place an order. Alternatively, you can contact your financial advisor or broker account representative. Please note, your advisor or broker may charge commissions or other transaction fees.

Keep in mind that ETNs are complex financial products and you should thoroughly research and understand the risks before buying them. You may also want to consider consulting a financial advisor before making any investment decisions.

10.112.105.67:8082/product/XXXX.P/ 9/10

11/16/23, 3:03 PMXXXX | MAX? SPX 500 4X Leveraged ETNs | MAX ETNs10.112.105.67:8082/product/XXXX.P/10/10DisclosureBank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricingsupplement, product supplement, prospectus supplement and prospectus) with the SEC for theofferings to which this website relates. Before you invest, you should read those documents andthe other documents that Bank of Montreal has filed with the SEC for more complete informationabout Bank of Montreal and these offerings. These documents may be obtained without cost byvisiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent orany dealer participating in these offerings will arrange to send the applicable pricing supplement,the product supplement, the prospectus supplement and the prospectus if so requested bycalling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings ofthe ETNs.HomeProductsResourcesAboutContact UsTerms and ConditionsDisclaimerPrivacy

MAX

Products Resources About Contact Us

Products

Available ETNs

Ticker	Product Name ▲	Sector	Leverage Factor	Asset Class	Index	Fact Sheet
CARD	MAX™ Auto Industry -3X Inverse Leveraged ETNs	**Auto Industry**	-3X	Equity	Prime Auto Industry Index (PCARSNTR)	**Fact Sheet**
CARU	MAX™ Auto Industry 3X Leveraged ETNs	**Auto Industry**	3X	Equity	Prime Auto Industry Index (PCARSNTR)	**Fact Sheet**
JETD	MAX™ Airlines -3X Inverse	**Airlines**	-3X	Equity	Prime Airlines Index (PJETSNTR)	**Fact Sheet**

cmtowdmvcsweb01:8082/products 1/10

▲				Asset Class	Index	Fact Sheet
	Leveraged ETNs					
JETU	MAX™ Airlines 3X Leveraged ETNs	**Airlines**	3X	Equity	Prime Airlines Index (PJETSNTR)	**Fact Sheet**
XXXX	MAX™ S&P 500® 4X Leveraged ETNs	**US Large-Cap Market**	4X	Equity	S&P 500® Total Return Index (SPXT)	**Fact Sheet**

Selected Risk Considerations

An investment in the ETNs involves risks. Key risks are summarized here, but we urge you to read the more detailed explanation of risks described under "Risk Factors" in Bank of Montreal's pricing supplement for the applicable securities. Capitalized terms used but not defined herein have the meanings set forth in such pricing supplement.

You may lose some or all of your principal – The ETNs do not guarantee any return on your initial investment. The ETNs are leveraged notes, which means they are exposed on a leveraged basis to the risk of any increase or decrease cmtowdmvcsweb01:8082/products 2/10

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products3/10in the level of the Index, compounded daily. Due to leverage, the ETNs are very sensitive to changes in the level of theIndex and the path of such changes. Because the Daily Investor Fee and the Daily Financing Charge (or any negativeDaily Interest, in the case of inverse leveraged ETNs) reduce your nal payment, the level of the Index, measured as acomponent of the closing Indicative Note Value during the relevant measurement period or date, as applicable, willneed to increase (or decrease, as applicable) by an amount at least equal to the percentage of the principal amountrepresented by the Daily Investor Fee, the Daily Financing Charge (or any negative Daily Interest, in the case of inverseleveraged ETNs) and any Redemption Fee Amount in order for you to receive an aggregate amount at maturity, upon acall or redemption, that is equal to at least the principal amount. You may lose some or all of your investment atmaturity or call, or upon early redemption.Credit of issuer ? The ETNs are senior unsecured debt obligations of the issuer, Bank of Montreal, and are not, eitherdirectly or indirectly, an obligation of any third party. Any payment to be made on the ETNs, including any payment atmaturity, call or upon early redemption, depends on the ability of Bank of Montreal to satisfy its obligations as theycome due. As a result, the actual and perceived creditworthiness of Bank of Montreal will aect the market value, ifany, of the ETNs prior to maturity, call or early redemption. In addition, in the event Bank of Montreal defaults on itsobligations, you may not receive any amounts owed to you under the terms of the ETNs.Correlation and compounding risk ? A number of factors may aect the ETNs' ability to achieve a high degree ofcorrelation with the performance of the Index, and the ETNs are not expected to achieve a high degree of correlationwith the performance of the Index over periods longer than one day. The leverage is reset daily, the return on theETNs is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of theETNs for periods greater than one Index Business Day may be either greater than or less than the applicable multipleof the Index performance, before accounting for the Daily Investor Fee, the Daily Financing Charge (or any negativeDaily Interest, in the case of inverse leveraged ETNs) and any Redemption Fee Amount.Path dependence ? The return on the ETNs will be highly path dependent. Accordingly, even if the level of the Indexincreases or decreases over the term of the ETNs, or over the term which you hold the ETNs, the value of the ETNs willincrease or decrease not only based on any change in the level of the Index over a given time period, but also based

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products4/10on the volatility of the Index over that time period. The value of the ETNs will depend not only upon the level of theIndex at maturity, upon call or upon early redemption, but also on the performance of the Index over each day thatyou hold the ETNs. It is possible that you will suer signicant losses in the ETNs, even if the long-term performance ofthe Index is positive (or negative, in the case of inverse leveraged ETNs). Accordingly, the returns on the ETNs may notcorrelate with returns on the Index over periods of longer than one day.Long holding period risk ? The ETNs are intended to be daily trading tools for sophisticated investors and aredesigned to reect a leveraged long or inverse exposure to the performance of the Index, as applicable, on a dailybasis; however, their returns over dierent periods of time can, and most likely will, dier signicantly from theindicated multiple of the return on a direct long or inverse investment in the Index, as applicable. The performance ofthe ETNs are very sensitive to changes in the level of the Index, and returns on the ETNs may be negatively aected incomplex ways by volatility of the Index on a daily or intraday basis. Accordingly, the ETNs should be purchased only byknowledgeable investors who understand the potential consequences of investing in the Index and of seeking dailycompounding leveraged long or inverse investment results, as applicable. Investors should actively and frequentlymonitor their investments in the ETNs, even intra-day. It is possible that you will suer signicant losses in the ETNseven if the long-term performance of the Index is positive or negative, as applicable (before taking into account thenegative eect of the Daily Investor Fee and the Daily Financing Charge (or negative Daily Interest, in the case ofinverse leveraged ETNs), and the Redemption Fee Amount, if applicable).Potential total loss of value ? If the closing Indicative Note Value of the ETNs is equal to or less than $0 on anyExchange Business Day, then the Indicative Note Value on all future Exchange Business Days will be $0. If the IntradayIndicative Value of the ETNs is equal to or less than $0 at any time on any Index Business Day, then both the IntradayIndicative Value of the ETNs and the closing Indicative Note Value on that Exchange Business Day, and on all futureExchange Business Days, will be $0. If the Indicative Note Value is $0, the Cash Settlement Amount will be $0.Leverage risk ? The ETNs are leveraged instruments and, as a result, the ETNs will benet, or result in losses, on aleveraged basis, based on the daily performance of the Index. However, the leverage of the ETNs may be greater or

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products5/10less the amount set forth in the name of the ETN during any given Index Business Day. Volatility of the Index level mayhave a signicant negative eect on the value of the ETNs.The applicable Index may have a limited performance history ? The Index to which your ETNs are linked may be ofrecent origin, and have only limited historical information. Accordingly, your investment in the ETNs may involve agreater risk than investing in securities linked to one or more indices with a more established record of performance.The applicable Index may be concentrated in a specic sector ? The Index to which your ETNs are linked may beconcentrated in only one, or a limited number of, sectors. As a result, an investment in the ETNs may not benet fromthe diversication that could result from an investment linked to multiple economic sectors.We may replace the applicable Index with a dierent Index ? If so specied in the applicable pricing supplement,we may substitute a dierent index for the Index to which your ETNs are linked. The performance of any new index towhich your ETNs are linked may perform dierently than the original Index over the remaining term of the ETNs. Anysuch replacement index may have risks that are dierent from, or additional to, the Index. Accordingly, if we exercisethis right, the payments on the ETNs may be adversely aected.A trading market for the ETNs may not develop ? The ETNs are listed on the NYSE Arca under the applicable tradingsymbol. However, a trading market for the ETNs may not develop. We are not required to maintain any listing of theETNs on the NYSE Arca or any other exchange.The Intraday Indicative Value is not the same as the trading price of the ETNs in the secondary market ? TheIntraday Indicative Value of the ETNs will be calculated and published every 15 seconds on each Exchange BusinessDay during normal trading hours on Bloomberg, so long as no Market Disruption Event has occurred or is continuing.The trading price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondarymarket at such time, if one exists. The trading price of the ETNs at any time may vary signicantly from the IntradayIndicative Value of the ETNs at such time.

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products6/10Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead to signicantlosses in the event one sells such ETNs at a time when such premium is no longer present in the market placeor the ETNs are called ? Paying a premium purchase price over the Intraday Indicative Value of the ETNs could lead tosignicant losses in the event one sells the ETNs at a time when such premium is no longer present in the marketplace or if the ETNs are called, in which case investors will receive a cash payment in an amount based on thearithmetic mean of the closing Indicative Note Value of the ETNs during the Call Measurement Period. Before tradingin the secondary market, you should compare the Intraday Indicative Value with the then-prevailing trading price ofthe ETNs.Call right ? We may elect to redeem all or a portion of the outstanding ETNs at any time. If we exercise our Call Right,the Call Settlement Amount may be less than the principal amount of your ETNs. Any exercise by us of our Call Rightcould present a conict between your interest in the ETNs and our interests in determining whether to call the ETNs.Minimum redemption amount ? You must elect to redeem at least the number of ETNs specied in the applicablepricing supplement for us to repurchase your ETNs, unless we determine otherwise or your broker or other nancialintermediary bundles your ETNs for redemption with those of other investors to reach this minimum requirement,and there can be no assurance that they can or will do so. Therefore, your ability to elect redemption of the ETNs maybe limited.Your redemption election is irrevocable ? You will not be able to rescind your election to redeem your ETNs afteryour redemption notice is received by us. Accordingly, you will be exposed to market risk if the level of the Indexdecreases after we receive your oer and the Redemption Amount is determined on the relevant measurement periodor date, as applicable. You will not know the Redemption Amount at the time that you submit your irrevocableredemption notice.No interest payments or ownership rights ? The ETNs do not pay any interest. You will not have any ownershiprights in the Index constituents, nor will you have any right to receive dividends or other distributions paid to holdersof the Index constituents, except as may be reected in the level for the applicable Index.

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products7/10Potential conicts ? We and our aliates play a variety of roles in connection with the issuance of the ETNs, includingacting as an agent of the issuer for the oering of the ETNs, making certain calculations and determinations that mayaect the value of the ETNs and hedging our obligations under the ETNs. Any prot in connection with such hedgingactivities will be in addition to any other compensation that we and our aliates receive for the sale of the ETNs, whichcreates an additional incentive to sell the ETNs to you. In performing these activities, our economic interests and thoseof our aliates are potentially adverse to your interests as an investor in the ETNs.Uncertain tax treatment ? Signicant aspects of the tax treatment of the ETNs are uncertain. You should consultyour own tax advisor about your own tax situation.Bank of Montreal and its aliates do not provide tax advice, and nothing contained herein should be construed as taxadvice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments): (i) isnot intended or written to be used, and cannot be used, by you for the purposes of avoiding U.S. tax-related penalties,and (ii) was written to support the promotion of marketing of the transactions or other matters addressed herein.Accordingly, you should seek advice based on your particular circumstances from your independent tax advisor.How to buyRead less

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products8/10Sophisticated InvestorsFinancial ProfessionalsMAX ETNs can be purchased on most tradingplatforms during normal trading hours, just likemany other public securities. Simply search forthe ticker symbol of the MAX product you wantto buy and follow the instructions to place anorder. Alternatively, you can contact yournancial advisor or broker accountrepresentative. Please note, your advisor orbroker may charge commissions or othertransaction fees.Keep in mind that ETNs are complex nancialproducts and you should thoroughly researchand understand the risks before buying them.You may also want to consider consulting aTMTM financial advisor before making any investment decisions.

MAX

Home Products Resources About Contact Us

Terms and Conditions Disclaimer Privacy

Disclosure

cmtowdmvcsweb01:8082/products 9/10

10/24/23, 1:13 PMProducts | MAX ETNscmtowdmvcsweb01:8082/products10/10Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement,prospectus supplement and prospectus) with the SEC for the offerings to which this website relates. Before you invest, youshould read those documents and the other documents that Bank of Montreal has filed with the SEC for more completeinformation about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR onthe SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings willarrange to send the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus if sorequested by calling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

MAX

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FEATURING

MAX™ S&P 500® 4X Leveraged ETNs

View Product

Amplify Your Instincts

MAX™ Exchange Traded Notes (ETNs) offer sophisticated investors efficient, tactical leveraged exposure to market sectors in order to manage risk and enhance returns (and may also enhance losses). The ETNs are designed to provide investors with cmtowdmvcsweb01:8082 1/7

access to the returns of an index or strategy, less any investor fees and charges.

Leverage

Seeking leverage to enhance gains (and which will also amplify losses), that resets on a daily basis

Efficient

An efficient and convenient way to obtain a leveraged investment with a single product

Tactical

Daily trading tool for sophisticated investors

Exposure

Offering exposure to various sectors and themes

cmtowdmvcsweb01:8082 2/7

View All Products

Products

Ticker	Product Name ▲	Sector	Leverage Factor	Asset Class	Index	Fact Sheet
CARD	MAX™ Auto Industry -3X Inverse Leveraged ETNs	**Auto Industry**	-3X	Equity	Prime Auto Industry Index (PCARSNTR)	**Fact Sheet**
CARU	MAX™ Auto Industry 3X	**Auto Industry**	3X	Equity	Prime Auto Industry Index (PCARSNTR)	**Fact Sheet**

cmtowdmvcsweb01:8082 3/7

	▲			Asset Class	Index	Fact Sheet
	Leveraged ETNs					
JETD	MAX™ Airlines -3X Inverse Leveraged ETNs	**Airlines**	-3X	Equity	Prime Airlines Index (PJETSNTR)	**Fact Sheet**
JETU	MAX™ Airlines 3X Leveraged ETNs	**Airlines**	3X	Equity	Prime Airlines Index (PJETSNTR)	**Fact Sheet**
XXXX	MAX™ S&P 500® 4X Leveraged ETNs	**US Large-Cap Market**	4X	Equity	S&P 500® Total Return Index (SPXT)	**Fact Sheet**

How to buy

cmtowdmvcsweb01:8082 4/7

Sophisticated Investors **Financial Professionals**

MAX™ ETNs can be purchased on most trading platforms during normal trading hours, just like many other public securities. Simply search for the ticker symbol of the MAX™ product you want to buy and follow the instructions to place an order. Alternatively, you can contact your financial advisor or broker account representative. Please note, your advisor or broker may charge commissions or other transaction fees.

Keep in mind that ETNs are complex financial products and you should thoroughly research and understand the risks before buying them. You may also want to consider consulting a cmtowdmvcsweb01:8082 5/7

financial advisor before making any investment decisions.

MAX

Home Products Resources About Contact Us

Terms and Conditions Disclaimer Privacy

Disclosure

cmtowdmvcsweb01:8082 6/7

10/23/23, 10:06 AMExchange Traded Notes | MAX ETNscmtowdmvcsweb01:80827/7Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement,prospectus supplement and prospectus) with the SEC for the offerings to which this website relates. Before you invest, youshould read those documents and the other documents that Bank of Montreal has filed with the SEC for more completeinformation about Bank of Montreal and these offerings. These documents may be obtained without cost by visiting EDGAR onthe SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings willarrange to send the applicable pricing supplement, the product supplement, the prospectus supplement and the prospectus if sorequested by calling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.

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US Large-Cap Market

Exchange Traded Notes

The return on the MAX™ S&P 500® 4X Leveraged ETNs is linked to a four times leveraged participation in the daily performance of the S&P 500® Total Return Index, minus the applicable fees and charges. The ETNs are not "buy and hold" investments and should not be expected to provide a four times leveraged return of the underlying index's cumulative return for periods greater than a day.

4X

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XXXX

MAX™ S&P 500® 4X Leveraged ETNs

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How to buy

Sophisticated Investors **Financial Professionals**

MAX[TM] ETNs can be purchased on most trading platforms during normal trading hours, just like many other public securities. Simply search for the ticker symbol of the MAX[TM] product you want to buy and follow the instructions to place an order. Alternatively, you can contact your financial advisor or broker account

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representative. Please note, your advisor or broker may charge commissions or other transaction fees.

Keep in mind that ETNs are complex financial products and you should thoroughly research and understand the risks before buying them. You may also want to consider consulting a financial advisor before making any investment decisions.

MAX

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11/16/23, 3:05 PMUS Large-Cap Market Exchange Traded Notes | MAX ETNs10.112.105.67:8082/sector/USLargeCapMarket4/4DisclosureBank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricingsupplement, product supplement, prospectus supplement and prospectus) with the SEC for theofferings to which this website relates. Before you invest, you should read those documents andthe other documents that Bank of Montreal has filed with the SEC for more complete informationabout Bank of Montreal and these offerings. These documents may be obtained without cost byvisiting EDGAR on the SEC website at www.sec.gov. Alternatively, Bank of Montreal, any agent orany dealer participating in these offerings will arrange to send the applicable pricing supplement,the product supplement, the prospectus supplement and the prospectus if so requested bycalling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings ofthe ETNs.

10/24/23, 1:15 PMDisclaimer | MAX ETNscmtowdmvcsweb01:8082/disclaimer1/5DisclaimerBank of Montreal and its aliates do not provide tax advice, and nothing contained herein should be construed as taxadvice. Please be advised that any discussion of U.S. tax matters contained on this website: (i) is not intended or written tobe used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties, and (ii) was written to supportthe promotion of marketing of the transactions or other matters addressed herein. Accordingly, you should seek advicebased on your particular circumstances from your independent tax advisor.The ETNs are senior, unsecured debt obligations of Bank of Montreal and are subject to Bank of Montreal's credit risk.Investment suitability must be determined individually for each investor, and the ETNs are not be suitable for all investors.This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or taxadvice. Investors should consult with their own nancial advisors as to these matters.The ETNs are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overalldiversied portfolio. They are designed to achieve their stated investment objectives on a daily basis. You should proceedwith extreme caution in considering an investment in the ETNs.The ETNs do not guarantee the return of your investment. If the Closing Indicative Note Value or the Intraday IndicativeValue for the ETNs is equal to or less than $0 at any time during an Exchange Business Day (each as dened in the applicableProductsResourcesAboutContact UsDisclaimer

10/24/23, 1:15 PMDisclaimer | MAX ETNscmtowdmvcsweb01:8082/disclaimer2/5pricing supplement), you will lose all of your investment in the ETNs. Even if the Index Closing Level has increased ordecreased, as applicable, from the Initial Index Level (each as dened in the applicable pricing supplement), you may receiveless than the principal amount of your ETNs upon a call, redemption, at maturity, or if you sell your ETNs, as described morein the applicable pricing supplement. Leverage increases the sensitivity of your ETNs to changes in the level of the Index.The ETNs are not suitable for investors with longer-term investment objectives. In particular, the ETNs should be purchasedonly by sophisticated investors who do not intend to hold the ETNs as a buy and hold investment, who are willing to activelyand continuously monitor their investment and who understand the consequences of investing in and of seeking dailyresetting leveraged investment results. Due to the eect of compounding, if the Closing Indicative Note Value changes, anysubsequent adverse change of the Index level will result in a larger dollar reduction from the Closing Indicative Note Valuethan if the Closing Indicative Note Value remained constant. The ETNs are subject to intraday purchase risk. The ClosingIndicative Note Value is reset daily, and the eective intraday leverage or exposure of the ETNs to the Index during any givenExchange Business Day may be greater than or less than he amount indicated by the name of the ETN, depending on theintraday change in the level of the Index.The Intraday Indicative Note Value and the Closing Indicative Note Value are not the same as the closing price or any othertrading price of the ETNs in the secondary market. There is no assurance that your ETNs will be listed or continue to be listedon a securities exchange, and they may not have an active trading market. The value of the ETNs in the secondary marketmay be inuenced by many unpredictable factors.Bank of Montreal or its aliates may have economic interests that are adverse to those of the holders of the ETNs as aresult of its business, hedging and trading activities, or as Calculation Agent of the ETNs (as dened in the applicable pricingsupplement), and may have published research, expressed opinions or provided recommendations that are inconsistentwith investing in or holding the ETNs, and may do so in the future.Bank of Montreal, the issuer of the ETNs, has led a registration statement (including certain pricing supplements, a productsupplement, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the "SEC") abouteach of the oerings to which this website relates. Please read those documents and the other documents relating to theseoerings that Bank of Montreal has led with the SEC for more complete information about Bank of Montreal and theseoerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov.

10/24/23, 1:15 PMDisclaimer | MAX ETNscmtowdmvcsweb01:8082/disclaimer3/5Alternatively, Bank of Montreal, any agent or any dealer participating in these oerings will arrange to send the applicablepricing supplement, the product supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412.How to buySophisticated InvestorsFinancial ProfessionalsMAX ETNs can be purchased on most tradingplatforms during normal trading hours, just likemany other public securities. Simply search for theticker symbol of the MAX product you want tobuy and follow the instructions to place an order.Alternatively, you can contact your nancialadvisor or broker account representative. Pleasenote, your advisor or broker may chargecommissions or other transaction fees.TMTM

Keep in mind that ETNs are complex financial products and you should thoroughly research and understand the risks before buying them. You may also want to consider consulting a financial advisor before making any investment decisions.

MAX

Home Products Resources About Contact Us

Terms and Conditions Disclaimer Privacy

cmtowdmvcsweb01:8082/disclaimer 4/5

10/24/23, 1:15 PMDisclaimer | MAX ETNscmtowdmvcsweb01:8082/disclaimer5/5DisclosureBank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, product supplement,prospectus supplement and prospectus) with the SEC for the offerings to which this website relates. Before you invest, you should readthose documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank ofMontreal and these offerings. These documents may be obtained without cost by visiting EDGAR on the SEC website at www.sec.gov.Alternatively, Bank of Montreal, any agent or any dealer participating in these offerings will arrange to send the applicable pricingsupplement, the product supplement, the prospectus supplement and the prospectus if so requested by calling toll-free at 1-877-369-5412.BMO Capital Markets Corp., an affiliate of the issuer, acts as the underwriter for the offerings of the ETNs.